                                                                     EXHIBIT 5.1

                             Vinson & Elkins L.L.P.
                          1001 Fannin St., Suite 2300
                             Houston, Texas  77002

August 21, 2002

Enbridge Energy Management, L.L.C.
Enbridge Energy Partners, L.P.
Enbridge Inc.
1100 Louisiana, Suite 3300
Houston, Texas 77002

Ladies and Gentlemen:

    We have acted as counsel to (i)Enbridge Energy Management, L.L.C., a Delaware limited liability company (the "Company"), in connection with its proposed offering (the "Offering") of 10,000,000 shares (11,500,000 shares if the over-allotment option granted to the underwriters is exercised in full) of the Company representing limited liability company interests with limited voting rights (the "Shares"), (ii)Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed sale by the Partnership of limited partnership interests denominated as i-units (the "i-units") to the Company for a portion of the net proceeds of the offering of the Shares and (iii)Enbridge Inc., a Canadian corporation, in connection with the registration of the obligation of Enbridge Inc. to purchase Shares (the "Purchase Obligation") in certain circumstances as specified in the purchase provisions (the "Purchase Provisions") to be attached as AnnexA to the Amended and Restated Limited Liability Company Agreement of the Company (the "Amended and Restated LLC Agreement"). A Registration Statement (as amended by Amendment Nos. 1 and 2 thereto, the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), (i)by the Company on Form S-1 (Registration No. 333-89552) relating to the Shares, (ii)by the Partnership on Form S-3 (Registration No. 333-89588) with respect to the i-units and (iii)by Enbridge Inc. on FormF-3 (Registration No. 333-89618) with respect to the Purchase Obligation.

    As the basis for the opinions hereinafter expressed, we have examined, among other things, originals or copies of:

    -  the Certificate of Formation of the Company;

    - the Limited Liability Company Agreement of the Company, as amended to date, and the proceedings taken to date by the Company with respect to the authorization, issuance and sale of the Shares;

    -  the Certificate of Limited Partnership of the Partnership;

    - the Amended and Restated Agreement of Limited Partnership of the Partnership dated April 15, 1997, and the Amendment to the Amended and Restated Agreement

Enbridge Energy Management, L.L.C.
Enbridge Energy Partners, L.P.
Enbridge Inc.
Page 2
August 21, 2002


       of Limited Partnership of the Partnership, dated August 28, 2001 and the corporate proceedings taken to date by the Board of Directors of Enbridge Energy Company, Inc., the general partner of the Partnership (the "General Partner"), with respect to the authorization, issuance and sale of the i-units; and

    - such other documents and records as we have deemed necessary and relevant for the purposes hereof.

    We have also examined the Registration Statement and the forms of the following documents attached as exhibits thereto, each of which is proposed to be executed and delivered at the closing of the Offering:

    -  the Amended and Restated LLC Agreement;

    -  the Purchase Provisions; and

    - the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Third Amended and Restated Partnership Agreement").

    We have also examined the form of Underwriting Agreement attached as an exhibit to the Registration Statement (the "Underwriting Agreement"), to be executed among the Company, the Partnership, the General Partner, Enbridge Inc. and the Underwriters to be named therein. In addition, we have relied on certificates of officers of the Company and the General Partner and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Limited Partnership Act") and the Delaware Limited Liability Company Act (the "Delaware LLC Act") and such other laws as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein. We have also assumed that the Amended and Restated LLC Agreement, the Purchase Provisions, the Amended and Restated Partnership Agreement and the Underwriting Agreement will be executed and delivered in substantially the forms attached as exhibits to the Registration Statement, with only such changes therein as would be necessary to conform such agreements to the descriptions thereof in the Registration Statement and such other changes as would not be material to the opinions expressed herein.

    We have also relied on the opinion of McCarthy Tetrault LLP as to matters concerning the laws of Canada and the Province of Alberta, including the due organization and valid existence of Enbridge Inc. and the due authorization by Enbridge Inc. of the Purchase Provisions.

Enbridge Energy Management, L.L.C.
Enbridge Energy Partners, L.P.
Enbridge Inc.
Page 3
August 21, 2002


    Based upon the foregoing, subject to the limitations, assumptions and qualifications set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

    1. The issuance of the Shares to be issued by the Company in the offering has been duly authorized by the Company and, upon the issuance and delivery of the Shares in accordance with the terms of the Underwriting Agreement and the receipt by the Company of the purchase price therefor after the due execution and delivery of the Amended and Restated LLC Agreement and the Purchase Provisions, such Shares will be legally issued, fully paid and nonassessable;

    2. The issuance of the i-units to be issued by the Partnership to the Company in connection with the offering of the Shares has been duly authorized by the Partnership and, upon the issuance and delivery of the i-units as set forth in the Registration Statement and the receipt by the Partnership of the purchase price therefor after the due execution and delivery of the Third Amended and Restated Partnership Agreement, such i-units will be legally issued, fully paid and nonassessable; and

    3. The Purchase Provisions have been duly authorized by Enbridge Inc., and, when the Purchase Provisions and the Amended and Restated LLC Agreement are duly executed and delivered as provided therein, the Purchase Provisions will constitute valid and legally binding obligations of Enbridge Inc. enforceable against Enbridge Inc. in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

    The foregoing opinion is based on and limited to the Delaware LLC Act, the Delaware Limited Partnership Act and the relevant laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

    We hereby consent to the reference to us under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.

                                       Vinson & Elkins L.L.P.